Exhibit 10.1

REAL ESTATE PURCHASE AGREEMENT

This Real Estate Purchase Agreement (this “Agreement”) is entered into by and between Grand-Kuykendahl, Ltd. (“Seller”) and MCRT Investments LLC (“Purchaser”).

ARTICLE I

PROPERTY

1.01 Property. Seller hereby agrees to sell and convey to Purchaser, and Purchaser hereby agrees to purchase from Seller, upon the terms and conditions set forth in this Agreement, all of Seller’s interest in the following property (collectively, the “Property”): (i) the land described on the attached Exhibit “A” (the “Land”), together with all related rights and appurtenances, including all right, title, and interest of Seller in and to any land lying in the bed of any street, road, avenue or alley, (whether open, closed, or proposed) adjoining the Land, any oil, gas, or other minerals under the Land, any easements benefiting the Land, and any strips and gores adjoining the Land; (ii) all improvements and fixtures situated on the Land, if any; and (iii) all licenses, permits, governmental approvals, utility rights (including, but not limited to, water, sanitary sewer, and drainage), development rights, and similar rights related to the Land, whether granted by governmental authorities or private persons (collectively, the “Permits”).

ARTICLE II

PURCHASE PRICE AND EARNEST MONEY

2.01 Purchase Price. The purchase price to be paid by Purchaser to Seller for the Property is $6.00 per square foot within the Land, as determined by the Survey (hereafter defined). The Purchase Price shall be payable as follows:

(i) Within 5 days after the Effective Date, Purchaser shall deposit $50,000 as earnest money for this transaction with Fidelity National Title Company 1900 West Loop South, Suite 200, attention: Sam Smith, Telephone: (713) 986 – 0769, Fax: (713) 966-4059, Email: samsmith@fnf.com (the “Title Company”) by wire transfer or a certified check;

(ii) In the event this Agreement has not been terminated prior to the expiration of the Feasibility Period (hereinafter defined), then the earnest money deposit shall become nonrefundable to Purchaser except in the event of a default by Seller; and

(iii) The balance of the Purchase Price, plus or minus prorations, adjustments and credits as provided for herein, shall be paid to Seller at Closing.

2.02 Earnest Money. Any delivery of earnest money by Purchaser to the Title Company pursuant to the terms of this Agreement (the “Earnest Money”) shall be (i) held by the Title Company in an interest bearing account with a depository chosen by the Title Company and acceptable to Purchaser and (ii) delivered in accordance with the provisions of this Agreement. All interest earned on the Earnest Money shall be added to and become a part of the Earnest Money.

ARTICLE III

TITLE AND SURVEY

3.01 Survey. Within 20 days after the Effective Date, Seller shall, at Seller’s sole cost and expense, deliver to Purchaser a current ALTA/ACSM Land Title Survey of the Land in accordance with the 2011 Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys jointly established and adopted by ALTA, ACSM and NSPS, and includes items 1, 2, 3, 4, 8, 9, 11(a), 13, 16, and 18 of Table A thereof with a surveyor reasonably acceptable to Purchaser (the “Survey”). Upon approval of the Survey by Purchaser, the metes and bounds description of the Land reflected in the Survey shall automatically be substituted for the legal description of the Land described on Exhibit “A” to this Agreement and will be used in the Deed (hereafter defined) and any other documents requiring a legal description of the Land.

3.02 Title Commitment. At Seller’s sole cost and expense, Seller shall within 15 days after the Effective Date cause the Title Company to deliver to Purchaser a commitment (the “Title Commitment”) for an Owner’s Policy of Title Insurance describing the Land issued by the Title Company, along with legible copies of all documents referenced in the Title Commitment.

3.03 Permitted Exceptions. Subject to the last sentence of this Section 3.03, those matters disclosed by the Survey and the latest Title Commitment received by Purchaser on or before the 5th business day prior to the expiration of the Feasibility Period shall become permitted exceptions except for those items that the Title Company subsequently removes from a Title Commitment (the “Permitted Exceptions”). Notwithstanding any provision in this Agreement to the contrary, Seller shall (i) deliver to the Title Company at Closing an affidavit sufficient to eliminate any exceptions for leases or rights of parties in possession, (ii) discharge or insure around all existing liens encumbering title to the Land (excluding liens for property taxes that are not yet due or payable) and (iii) satisfy any applicable Seller requirements on Schedule C of the Title Commitment. The failure of Seller to discharge or insure around such non-permitted exceptions or otherwise satisfy the foregoing obligations shall not be an event of default by Seller hereunder (excluding the failure to discharge financing liens at Closing, the failure to discharge or insure around other encumbrances for which Seller currently has title insurance coverage, and Seller’s failure to deliver the title affidavit to the Title Company at Closing, each of which shall be defaults hereunder), but such failure as of the Closing Date shall permit Purchaser to either (i) elect to terminate this Agreement and receive a refund of the Earnest Money, or (ii) proceed to Closing at which time such non-permitted exceptions shall become Permitted Exceptions.

3.04 Owner’s Title Policy. At Closing, Seller will convey (i) good and indefeasible fee simple title to the Land and the improvements situated thereon, if any, subject only to the Permitted Exceptions and (ii) good title to all other Property. Seller shall furnish to Purchaser at Closing, at Seller’s sole cost and expense, an owner’s policy of title insurance (the “Owner’s Policy”), issued by the Title Company in the amount of the Purchase Price for the Land (or such greater amount as Purchaser may elect provided Purchaser pays for the additional premium), insuring Purchaser’s good and indefeasible fee simple title to the Land subject only to the Permitted Exceptions. The standard printed exceptions for parties in possession, streets and rights-of-way or matters that would be shown by a survey shall be deleted.

ARTICLE IV

FEASIBILITY PERIOD

4.01 Feasibility Period. Purchaser shall have up to and including 90 days from the Effective Date (said period called the “Feasibility Period”) to determine whether or not the Property is suitable for Purchaser’s intended use or any other purposes. Within 5 days after the Effective Date of this Agreement, Seller shall deliver to Purchaser, to the extent in Seller’s possession or control, true and correct copies of all: (i) Permits, (ii) contracts affecting the Property, (iii) zoning information, (iv) engineering reports, (v) environmental reports or information, (vi) soil reports and studies, (vii) plans and specifications, (viii) utility information, and (ix) all other material non-confidential information in Seller’s possession or control regarding the Property. While this Agreement is in effect, Purchaser, its agents, employees and contractors, shall have the right to enter the Land to inspect the Land and the Improvements, and conduct soil borings and other geological and engineering tests or studies as Purchaser may desire; provided, however, any inspection, examination or test shall not unreasonably interfere with Seller’s use of the Land or the possession of any tenants and shall not violate any law or regulation of any governmental entity having jurisdiction over the Property. Upon the completion of any inspection, examination or test, if any, Purchaser shall restore the surface of the Land substantially to its former condition. Purchaser agrees to indemnify and hold Seller harmless from any and all loss and expense arising from the exercise by Purchaser of its rights under this paragraph; provided, however, Purchaser shall not be liable for (i) Purchaser’s discovery of an adverse environmental or other condition affecting the Property or (ii) the negligence or other misconduct of Seller, any tenant of the Land or any third-party not acting on behalf of or at the direction of Purchaser.

4.02 Feasibility Termination Right. This Agreement shall automatically terminate as of the first business day after the last day of the Feasibility Period unless Purchaser delivers written notice to Seller on or before the last day of the Feasibility Period (the “Go Forward Notice”) notifying Seller that Purchaser has waived the automatic termination and the right to terminate this Agreement under this Section 4.02. Additionally, Purchaser may affirmatively terminate this Agreement by delivering written notice to Seller at any time on or before the last day of the Feasibility Period. Purchaser may exercise its termination right under this Section 4.02 or fail to deliver a Go Forward Notice, in its sole discretion, with or without any reason, including without limitation, Purchaser’s decision not to purchase the Property. If this Agreement terminates under this Section 4.02, $100 of the Earnest Money shall be paid to Seller and the balance of the Earnest Money and all interest earned thereon shall be returned to Purchaser by the Title Company, and the parties shall be relieved of any further obligations hereunder except for those that expressly survive a termination. Seller acknowledges that Purchaser will expend time, money, and other resources for the examination and investigation of the Property and that, notwithstanding the fact that this Agreement may terminate pursuant to this Section 4.02, such time, money, and other resources expended, together with the payment of the cash sum hereinabove described to be paid to Seller in the event of a termination of this Agreement, constitute good, valuable, sufficient and adequate consideration for Seller’s execution of this Agreement.

ARTICLE V.

CLOSING CONDITIONS, SELLER COVENANTS

AND RESTRICTIONS

5.01 Purchaser’s Closing Conditions. The following shall be conditions (“Closing Conditions”) precedent to Purchaser’s obligation (for the sole benefit of Purchaser) to proceed with Closing: (i) there shall have been no adverse change in the Title Commitment after the 5th business day prior to the expiration of the Feasibility Period without the express written consent of Purchaser and the Title Company is unconditionally and irrevocably committed to issue the Owner’s Policy conforming to the requirements of Section 3.04 and (ii) Seller’s representations and warranties set forth in Section 6.01 are true and correct as of the Closing Date. If any of the Closing Conditions are not satisfied by Closing, then Purchaser may elect, in its sole discretion, to (i) waive any such condition and close the transaction contemplated by this Agreement or (ii) terminate this Agreement, and the Earnest Money shall be refunded to Purchaser and the parties shall be relieved of any further obligations subject to the following sentence. Exercise of either of the foregoing shall be in addition to any rights Purchaser might have pursuant to Section 9.02 of this Agreement if the cause of the failure of the Closing Condition is a default by Seller in the performance of its obligations pursuant to this Agreement.

5.02 Seller Covenants. Seller shall (i) other than liens securing non-delinquent real estate taxes, not grant, create or consent to the creation of a lien or encumbrance of any type or character against the Property from and after the Effective Date; (ii) while this Agreement is effective, not market the Property or otherwise attempt to sell the Property apart from this Agreement and not enter into any other contract or option to sell the Property; (iii) promptly forward to Purchaser any information it receives (including any third-party reports, tests or studies) regarding the Property after the Effective Date; (iv) not, without Purchaser’s prior approval, amend, terminate or otherwise modify any Permit; (v) not, without Purchaser’s prior approval, enter into, or amend any contract or agreement affecting the Property that will be binding upon Purchaser or the Property after Closing; (vi) cooperate with Purchaser and assist Purchaser in obtaining any entitlements, permits, and approvals from governmental authorities or the release of any existing easements required by Purchaser for the construction of Purchaser’s intended multi-family project (the “Approvals”); (vii) promptly execute and return to Purchaser (and cause any mortgagee of the Property also to do so) any applications and other documents reasonably necessary to obtain the Approvals; (viii) promptly give written notice to Purchaser upon Seller obtaining knowledge of any representations or warranties of Seller under this Agreement becoming untrue or inaccurate; and (ix) not take any action or fail to take any action that would result in any of Seller’s representations or warranties under this Agreement becoming untrue or inaccurate.

5.03 Restrictions. During the Feasibility Period the parties shall negotiate in good faith over the terms of restrictions to be filed at Closing (the “Restrictions”) to encumber certain adjacent land owned by Seller (the “Retail Tract”) as well as the Property for the benefit of the Property and the Retail Tract. The Restrictions shall contain the following material terms and such other terms to which the parties may agree:

(i) Purchaser shall have the right to enforce certain covenants, conditions and restrictions that may be imposed on the Retail Tract in the future, and the Owner of the Retail Tract shall have the right to enforce certain restrictions on the Property;

(ii) Lighting on the Retail Tract will be directed away from the Property or will be shielded so that it does not unreasonably interfere with future tenants’ use and enjoyment of the Property;

(iii) Certain uses will be prohibited on the Retail Tract, such as adult oriented businesses, and non-residential uses will be prohibited on the Property; in addition, the construction of any residential improvements on the Retail Tract shall not be permitted to commence until at least the second (2nd) anniversary of the Closing Date;

(iv) The Retail Tract will contain fencing along its common boundary with the Property;

(v) Dumpsters located on the Retail Tract will be located adjacent to the buildings thereon within enclosures;

(vi) The Retail Tract shall be subject to the reservation by Purchaser unto Purchaser and Purchaser’s successors and assigns, and to any utility companies or governmental or quasi-governmental bodies or agencies providing utility or similar services, and their respective successors and assigns, the right to utilize such limited portions of the Retail Tract as Purchaser may reasonably require, and only if no alternative means are available, in connection with the providing of utility and drainage easements in connection with development of the Property; provided, however, that such easements are (i) no more than 10’ wide, (ii) either located along the boundaries of the Retail or at any other location approved by Seller in its reasonable discretion, and (iii) are in accordance with the requirements of the building, development and other applicable ordinances and requirements of all governmental bodies having jurisdiction thereof.

(vii) The conveyance of the Property from Seller to Purchaser shall be subject to the reservation by Seller unto Seller and Seller’s successors and assigns, and to any utility companies or governmental or quasi-governmental bodies or agencies providing utility or similar services, and their respective successors and assigns, the right to utilize such limited portions of the Property as Seller may reasonably require, and only if no alternative means are available, in connection with the providing of utility and drainage easements in connection with the development of the Retail Tract; provided, however, that such easements are (i) no more than 10’ wide, (ii) either located along the boundaries of the Property or at any other location approved by Purchaser in its reasonable discretion, and (iii) are in accordance with the requirements of the building, development and other applicable ordinances and requirements of all governmental bodies having jurisdiction thereof.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES

6.01 Seller Representations and Warranties. As of the Effective Date and as of the Closing Date, Seller represents and warrants to Purchaser the following:

(i) No person has a possessory right or a right of occupancy with respect to the Land or any improvements located on the Land.

(ii) To Seller’s actual knowledge, there is no condition existing with respect to the Property, which materially violates any Regulation (defined below). Seller has not received written notice requiring the correction of any condition of the Property with respect to any Regulation. Seller has not received written notice of any pending or contemplated condemnation action with respect to the Property. As used herein, the term “Regulation” means any regulation, decree, code, ordinance, rule, or law of any city, county, state, or federal government or governmental agency.

(iii) Seller has the full right, power, and authority to carry out Seller’s obligations hereunder. This Agreement has been duly executed and delivered by Seller and constitutes a valid, binding and enforceable obligation of Seller.

(iv) No action, suit or proceeding is pending or to Seller’s actual knowledge threatened against Seller or the Property other than an ongoing legal action with the taxing authority with respect to the tax valuation of the Propery.

(v) To Seller’s actual knowledge, neither the Property nor Seller is currently in violation of or subject to any pending or threatened investigation or inquiry by any governmental authority or to any remedial obligations under any health or environmental laws and regulations, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Resource Conservation and Recovery Act of 1976, the Texas Water Code and the Texas Solid Waste Disposal Act.

(vi) The execution and delivery of this Agreement by Seller, the performance by Seller of its obligations under this Agreement and the sale of the Property will not result in (a) a breach of, or a default under, any contract, agreement, commitment or other document or instrument to which Seller is party or by which Seller or the Property is bound or (b) a violation of any Regulation or any judgment, order or decree of any court or governmental authority.

The representations and warranties of Seller set forth in this Section 6.01 shall survive Closing and shall not be merged in the execution of any closing documents.

6.02 Purchaser Representations and Warranties. Purchaser represents and warrants to Seller that: (i) Purchaser has full right, power and authority to enter into this Agreement and (ii) this Agreement has been duly executed and delivered by Purchaser and constitutes a valid, binding and enforceable obligation of Purchaser. The representations and warranties of Purchaser set forth in this Section 6.02 shall survive the Closing and shall not be merged in the execution of any closing documents.

6.03 Disclaimer and Acknowledgement. Purchaser acknowledges and agrees that except for the representations and warranties of Seller contained in this Agreement and any of the closing documents executed and delivered by Seller at Closing, SELLER MAKES NO REPRESENTATIONS OR WARRANTIES OF ANY KIND TO PURCHASER, INCLUDING, WITHOUT LIMITATION, THE PHYSICAL CONDITION OF THE PROPERTY AND ANY IMPROVEMENTS LOCATED THEREON, OR THEIR SUITABILITY FOR ANY PARTICULAR PURPOSE OR OF MERCHANTABILITY. PURCHASER SHALL RELY ON ITS INVESTIGATIONS OF THE PROPERTY IN DETERMINING WHETHER OR NOT TO ACQUIRE THE PROPERTY. THE PROVISIONS OF THIS SECTION ARE A MATERIAL PART OF THE CONSIDERATION FOR SELLER’S ENTERING INTO THIS AGREEMENT, AND SHALL SURVIVE CLOSING. Purchaser acknowledges that Purchaser will have the opportunity to independently and personally inspect the Property and that Purchaser has entered into this Agreement based upon its ability to make such examination and inspection. The Property is to be sold to and accepted by Purchaser at Closing in its then present condition, “AS IS, WITH ALL FAULTS, AND WITHOUT ANY WARRANTY WHATSOEVER, EXPRESS OR IMPLIED”, except for the express representations and warranties of Seller contained in this Agreement and the closing documents executed and delivered by Seller.

ARTICLE VII

CLOSING

7.01 Closing and Extensions. Closing shall occur on the day that is 60 days after the expiration of the Feasibility Period or an earlier day selected by Purchaser (the “Closing Date”). Purchaser shall have the right to extend the Closing Date for 2 consecutive 30 day periods by delivering written notice to Seller on or before the then existing Closing Date and depositing $25,000 as additional Earnest Money with the Title Company for each such extension. Closing shall take place at the offices of the Title Company.

7.02 Seller’s Closing Deliveries. At Closing, Seller shall deliver to the Title Company or cause the Title Company to be irrevocable and unconditionally committed to deliver, as applicable, the following:

(i) a special warranty deed in the form of the attached Exhibit “B”, executed and acknowledged by Seller, subject only to the Permitted Exceptions (the “Deed”);

(ii) the Restrictions executed and acknowledged by Seller;

(iii) the Utility District Notice in the form attached hereto as Exhibit “C” executed and acknowledged by Seller;

(iv) such consents of third parties as may be necessary as a condition to transfer any portion of the Property to Purchaser;

(v) such documents as the Title Company may reasonably require to establish the authority of Seller to complete the sale of the Property;

(vi) a certificate, dated as of the Closing Date executed by Seller, either stating that the representations and warranties made by Seller in this Agreement are true, correct and complete as of the Closing Date as if made again on that date or advising Purchaser in writing, with particulars, why such statement cannot be made;

(vii) the Owner’s Policy for the Property;

(viii) an affidavit that Seller is not a “foreign person” or “disregarded entity” in the form required by the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder to relieve Purchaser from all liability for withholding funds for payment of taxes; and

(ix) such other documents as Seller and Purchaser may have agreed to deliver at Closing, or as may be reasonably required by the Title Company.

7.03	Purchaser’s Closing Deliveries. At Closing, Purchaser shall deliver to the Title Company:

(i) the Purchase Price, net of credit for the Earnest Money, prorations and other credits and adjustments provided under this Agreement;

(ii) the Utility District Notice in the form attached hereto as Exhibit “C” executed and acknowledged by Purchaser;

(iii) such documents as the Title Company may reasonably require to establish the authority of Purchaser to complete the purchase of the Property; and

(iv) such other documents as Seller and Purchaser may have agreed to deliver at Closing, or as may be reasonably required by the Title Company.

7.04 Prorations. All normally and customarily proratable items, including real estate taxes and utilities, shall be prorated as of the Closing Date. If the actual amounts to be prorated are not known, the proration shall be made on the basis of the best information then available. The parties will make appropriate adjustments when the actual amounts are known and Purchaser or Seller, as applicable, will pay the other on demand such amounts as may be appropriate based on such adjustment, together with interest at 12% per annum from the date of demand if such amount remains unpaid more than 10 days after demand. The parties obligations under this Section 7.04 shall survive Closing.

7.05 Roll Back Taxes. If applicable, Seller will pay upon receipt from Purchaser of a statement showing any additional taxes that are attributable to any period prior to Closing that may become due as a result of a change in usage or ownership of the Land (“Roll-Back Taxes”), regardless of whether the change occurs before or after Closing. At Closing, Seller shall deposit with the Title Company an amount equal to 110% of the estimated Roll Back Taxes (“Roll-Back Taxes Deposit”) as if the change in usage or ownership occurred at Closing. Following Closing: (i) Seller shall pay the Roll-Back Taxes for the Land on or before the day that they become delinquent (the “Rollback Taxes Payment Date”) and deliver evidence of same to Purchaser and the Title Company by the Rollback Taxes Payment Date, (ii) if Seller does not deliver to Purchaser and the Title Company evidence reasonably acceptable to Purchaser that

Seller has paid the applicable Roll-Back Taxes by the Rollback Taxes Payment Date, then at the request of Purchaser (which request shall also be sent to Seller) the Title Company shall pay the Roll-Back Taxes for the Land with the proceeds from the Roll-Back Taxes Deposit and any additional amounts that Seller has deposited with the Title Company, (iii) if the proceeds available from the Roll-Back Taxes Deposit are insufficient to pay the Roll-Back Taxes, at Purchaser’s request Seller shall deposit said insufficiency with the Title Company to be disbursed pursuant to the terms of this Section 7.05, (iv) if Seller delivers to Purchaser and the Title Company evidence reasonably acceptable to Purchaser that Seller has paid the Roll-Back Taxes, on or before the Rollback Taxes Payment Date then the Title Company shall release the Roll-Back Taxes Deposit to Seller. If Seller and the Title Company fail to perform their respective obligations pursuant to this section, Purchaser may elect to pay the Roll-Back Taxes. Within 10 days after receipt of notice from Purchaser (which notice will also be sent to Seller) the Title Company shall pay to Purchaser out of the Rollback Taxes Deposit (i) the amount of the Roll-Back Taxes paid by Purchaser and (ii) any reasonable out-of-pocket costs incurred by Purchaser relating thereto. Seller shall pay to Purchaser within 10 days after receipt of notice from Purchaser (i) the amount of the Roll-Back Taxes paid by Purchaser not paid to Purchaser pursuant to the preceding sentence together with interest thereon from the date of payment by Purchaser until payment by the Seller at the rate of 12% per annum and (ii) any reasonable out-of-pocket costs incurred by Purchaser relating thereto or incurred in collecting same from Seller. The provisions of this Section 7.05 shall survive Closing.

7.06 Closing Costs. At Closing, (i) Seller shall pay: the cost of releasing liens and recording releases; 1/2 of any escrow fee; the premium for the Owner’s Policy (to the extent of insurance in the amount of the Purchase Price) excluding the cost of endorsements; legal and other professional charges for services rendered on behalf of Seller; and any other expenses stipulated to be paid by Seller under the provisions of this Agreement and (ii) Purchaser shall pay: 1/2 of any escrow fee; costs incurred in connection with its inspection of the Property and any financing obtained by Purchaser; additional title premiums charged for modification of the survey exception or for coverage in excess of the Purchase Price as well as the cost of any endorsements required by Purchaser; legal and other professional charges for services rendered on behalf of Purchaser; and any expenses stipulated to be paid by Purchaser under the provisions of this Agreement. Any other costs will be paid by Seller or Purchaser, as applicable, in accordance with local custom.

7.07 Possession. Seller shall deliver possession of the Property to Purchaser at Closing free of any tenants or parties in possession and subject only to the Permitted Exceptions.

ARTICLE VIII

BROKERAGE COMMISSIONS AND FEES

8.01 Brokerage Commissions. Seller and Purchaser agree that Hopkins Commercial Real Estate (the “Seller’s Broker”) and Apartment Realty Advisors (the “Purchaser’s Broker”) have participated as brokers in this transaction and Seller’s Broker will be paid a brokerage commission by Seller at Closing and Purchaser’s Broker shall be paid a commission by Purchaser at Closing in the amounts set forth in separate agreements with the brokers, but only upon the successful Closing of the Land and Seller’s receipt of the Purchase Price. Purchaser and Seller each represent and warrant to the other that each has dealt with no other brokers, finders or intermediaries of any kind in connection with this transaction other than the Seller’s Broker and Purchaser’s Broker. Each party hereto does hereby agree to indemnify and hold the other harmless from and against any and all causes, claims, demands, losses, liabilities, commissions, settlements, judgments, damages, expenses and fees (including, but not limited to, reasonable attorneys’ fees and court costs) in connection with any claim for commissions, fees, compensation or other charges relating in any way to this transaction, or the consummation thereof, which may be made by any person, firm or entity as the result of any of its acts or the acts of its agents or representatives, or as a result of its breach of its representations contained in this Section 8.01. The provisions of this Section 8.01 shall survive Closing or any termination of this Agreement.

ARTICLE IX

TERMINATION AND REMEDIES

9.01 Seller’s Remedies. If Purchaser breaches any of its obligations under this Agreement and does not cure the breach with 10 days of receiving written notice from Seller (except for Purchaser’s obligation to deposit the Earnest Money or Purchaser’s Closing obligations for which Purchaser shall not be entitled to such 10 day cure period), Seller shall be entitled as its sole and exclusive remedy to terminate this Agreement and receive the Earnest Money actually deposited with and then held by the Title Company as liquidated damages. Seller and Purchaser agree that Seller’s damages in such event would be difficult to measure and that the amount of the Earnest Money previously deposited with the Title Company by Purchaser is a reasonable estimate of the damages that Seller would incur and not a penalty. Nothing in this Section 9.01 shall limit any of Purchaser’s remedies for a breach of this Agreement arising after Closing or the breach of a representation or warranty discovered after Closing.

9.02 Purchaser’s Remedies. If Seller breaches any of its obligations under this Agreement and does not cure the breach with 10 days of receiving written notice from Purchaser (except for Seller’s Closing obligations for which Seller shall not be entitled to such 10 day cure period), Purchaser may as its sole and exclusive remedy, either (i) terminate this Agreement and receive a refund of the Earnest Money and for an Intentional Default (hereafter defined) Seller shall also promptly reimburse Purchaser for all of Purchaser’s actual, out-of-pocket costs and expenses in negotiating the transaction, pursuing the transaction and Purchaser’s multi-family project, including, the costs of pursuing Approvals and obtaining design drawings, plans and specifications for Purchaser’s project, or (ii) obtain specific performance of this Agreement against Seller. Provided however, if specific performance is not available to Purchaser due to the actions of Seller or Seller’s failure to act, Purchaser shall be entitled to recover all damages allowed by applicable law. “Intentional Default” means any material, intentional default by Seller under this Agreement within Seller’s reasonable control of any of its material obligations under this Agreement, provided the same is within Seller’s reasonable control to cure. Nothing in this Section 9.02 shall limit any of Seller’s remedies for a breach of this Agreement arising after Closing or the breach of a representation or warranty discovered after Closing.

9.03 Attorneys’ Fees. Except as otherwise specifically provided in this Agreement, in any lawsuit or arbitration is necessary to enforce or interpret this Agreement or to resolve any dispute between the parties relating to the Property or this transaction, each party shall pay its own attorneys’ fees and court costs and Purchaser and Seller each waives its respective rights, to the fullest extent allowed by applicable law, to have its attorney’s fees paid by the other party if it prevails in any lawsuit or arbitration related to this Agreement. The provisions of this Section 9.03 shall survive Closing or any termination of this Agreement.

9.04 ARBITRATION. ANY DISPUTE BETWEEN PURCHASER AND SELLER RELATED TO THIS AGREEMENT, THE PROPERTY, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT WILL BE RESOLVED BY ARBITRATION GOVERNED BY THE FEDERAL ARBITRATION ACT AND, TO THE EXTENT NOT INCONSISTENT WITH THAT STATUTE, CONDUCTED IN ACCORDANCE WITH THE RULES OF PRACTICE AND PROCEDURE FOR THE ARBITRATION OF COMMERCIAL DISPUTES OF JUDICIAL ARBITRATION AND MEDIATION SERVICES, INC. (“JAMS”). THE ARBITRATION SHALL BE CONDUCTED IN DALLAS, TEXAS AND ADMINISTERED BY JAMS, WHICH WILL APPOINT A SINGLE ARBITRATOR. ALL ARBITRATION HEARINGS WILL BE COMMENCED WITHIN 30 DAYS OF THE DEMAND FOR ARBITRATION UNLESS THE ARBITRATOR, FOR SHOWING OF GOOD CAUSE, EXTENDS THE COMMENCEMENT OF SUCH HEARING. THE DECISION OF THE ARBITRATOR WILL BE BINDING ON PURCHASER AND SELLER, AND JUDGMENT UPON ANY ARBITRATION AWARD MAY BE ENTERED IN ANY COURT HAVING JURISDICTION. THE PARTIES ACKNOWLEDGE THAT, BY AGREEING TO ARBITRATE DISPUTES, EACH OF THEM IS WAIVING CERTAIN RIGHTS, INCLUDING ITS RIGHTS TO SEEK REMEDIES IN COURT (INCLUDING A RIGHT TO A TRIAL BY JURY), TO DISCOVERY PROCESSES THAT WOULD BE ATTENDANT TO A COURT PROCEEDING, AND TO PARTICIPATE IN A CLASS ACTION. THE PROVISIONS OF THIS SECTION 9.04 SHALL SURVIVE CLOSING OR ANY TERMINATION OF THIS AGREEMENT.

9.05 JURY WAIVER. PURCHASER AND SELLER EACH WAIVES ANY RIGHT TO A JURY IN ANY LITIGATION IN CONNECTION WITH THIS AGREEMENT, THE PROPERTY, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. PURCHASER AND SELLER EACH ACKNOWLEDGES THAT THIS WAIVER HAS BEEN FREELY GIVEN AFTER CONSULTATION BY IT WITH COMPETENT COUNSEL. THIS PARAGRAPH HAS BEEN INCLUDED ONLY FOR THE EVENT THAT, DESPITE THE PARTIES’ INTENTION, THE AGREEMENT TO ARBITRATE DISPUTES IS HELD TO BE INAPPLICABLE, AND NOTHING IN THIS PARAGRAPH IS INTENDED TO QUALIFY THE PARTIES’ AGREEMENT TO ARBITRATE ALL DISPUTES. THE PROVISIONS OF THIS SECTION 9.05 SHALL SURVIVE CLOSING OR ANY TERMINATION OF THIS AGREEMENT.

ARTICLE X

CONDEMNATION

10.01 Condemnation. Seller agrees to promptly give Purchaser written notice of any action or proceeding or any anticipated or threatened action or proceeding for condemnation which may result in the taking of all or any part of the Property or any related access or development rights. If all or any part of the Property or any related access or development rights are taken by eminent domain prior to Closing, or if at any time prior to Closing a proceeding for condemnation of all or part of the Property or related access or development rights is commenced or threatened, then Purchaser may elect either (i) to terminate its obligation to complete the purchase of the Property and the Earnest Money will be returned to Purchaser or (ii) to complete the purchase of the Property and upon Closing Purchaser will be entitled to any award paid or to be paid in the condemnation proceeding for the Property or related access or development rights. If Purchaser elects to purchase the Property notwithstanding an actual or threatened taking by eminent domain, Seller will deliver to Purchaser at Closing all condemnation proceeds previously received by Seller, an assignment of Seller’s rights to all uncollected condemnation proceeds and such documents as Purchaser may reasonably request to substitute itself for Seller in any pending eminent domain proceeding. If a proceeding for condemnation of all or part of the Property or related access or development rights is commenced or threatened within 30 days of the Closing Date, Purchaser may, at no cost or expense, postpone the Closing Date until 30 days after the date on which it receives written notice of the proceeding or threatened proceeding.

ARTICLE XI

MISCELLANEOUS

11.01 Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior understanding or written or oral agreements between the parties concerning the subject matter of this Agreement.

11.02 Interpretation. This Agreement shall be construed and interpreted under the laws of the State of Texas and all obligations of the parties created hereunder are performable in the county in which the Property is located. Purchaser and Seller acknowledge that legal counsel for both parties participated in the preparation and negotiation of this Agreement and the parties agree that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party may not be employed in the interpretation of this Agreement or any amendments to this Agreement. Words of any gender used in this Agreement shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, and vice versa, unless the context requires otherwise. Use of the words “include” and “including” are intended as an introduction to illustrative matters and not as a limitation.

11.03 Assignment. This Agreement may not be assigned by Seller, in whole or in part, without the consent of Purchaser. This Agreement may be assigned by Purchaser, in whole or in part, without the prior written consent of Seller to (i) an entity that controls, is controlled by or is under common control with Purchaser (a “Purchaser Affiliate”) or (ii) an entity in which Purchaser or a Purchaser Affiliate holds an economic interest. Otherwise, Purchaser may not assign this Agreement without Seller’s consent. This Agreement and all rights hereunder shall inure to and be binding upon the permitted successors and assigns of Seller and Purchaser.

11.04 Article and Section Headings. The captions used in connection with Articles and Sections of this Agreement are for convenience only and shall not be deemed to construe or limit the meaning of the language of this Agreement.

11.05 Effective Date. This Agreement will become effective between Purchaser and Seller when it has been executed by Purchaser and Seller, regardless of when or whether the Title Company acknowledges receipt of the executed Agreement. “Effective Date” means the day that the Title Company receives a counterpart of this Agreement signed by Seller and Purchaser as acknowledged by the Title Company in the space provided below.

11.06 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be fully effective as an original and all of which together shall constitute one and the same instrument.

11.07 Time Periods. Time is of the essence to both Seller and Purchaser in the performance of this Agreement, and they have agreed that strict compliance by both of them is required as to any date set out herein. If the final day of any period of time set out in any provision of this Agreement falls upon a Saturday, Sunday or a legal, federal or State of Texas holiday, then and in such event, the time of such period shall be extended to the next business day which is not a Saturday, Sunday or such legal holiday. As used in this Agreement a “business day” is any day that is not a Saturday, Sunday or legal, federal or State of Texas holiday.

11.08 Notices. For the purpose only of notice given hereunder, the addresses of the parties hereto, to which all notices hereunder are to be sent, are as follows:

Seller:	Grand-Kuykendahl, Ltd. 7995 LBJ Freeway, Suite 250 Dallas, Texas 75251 Attention: Edward Schaefer Telephone: 214-956-7881 Ext: 120 Fax: 214-956-7899 Email: es@hopkinscommercial.com

With copy to:	Winstead PC 2728 N. Harwood Street Suite 500 Dallas, Texas 75201 Attention: Adam Darowski, Esq. Telephone: 214-745-5307 Fax: 214-745-5390 Email: adarowski@winstead.com

Purchaser:	MCRT Investments LLC c/o Mill Creek Residential Trust 1001 Texas Street

Suite 1400 Houston, TX 77002 Attention: Jeb Cox Telephone: (713) 888-3923 Facsimile: (713) 888-3933 Email: jcox@mcrtrust.com

With copy to:	Brown McCarroll LLP 2001 Ross Avenue, Suite 2000 Dallas, TX 75201-6929 Attention: R. Tyler Johnson Telephone: (214) 999-6125 Fax: (214) 999-6170 Email: tjohnson@brownmccarroll.com

Notices hereunder shall be in writing and shall be considered effective (i) upon hand delivery to the address of the intended recipient, (ii) upon deposit with a nationally recognized overnight courier service guaranteeing “next day delivery”, (iii) upon deposit with the United States mail by certified mail, return receipt requested, (iv) upon leaving the sender’s email system if sent via email, or (v) at the time indicated on the confirmation of transmission generated by the sender’s electronic equipment; provided however, a facsimile transmission that fails as the result of a failure of facsimile equipment or failure of the recipient’s designated facsimile number shall be deemed received upon the attempted electronic transmission, provided the sender sends a copy that day via one of the methods described above. Any party hereto may change its address by giving the other party notice thereof as provided herein. Notices given by counsel to Purchaser shall be deemed given by Purchaser and notices given by counsel to Seller shall be deemed given by Seller

11.09 Confidentiality. Purchaser acknowledges and agrees that any and all of the documents, reports, and studies delivered by Seller to Purchaser pursuant to this Agreement are proprietary and confidential in nature and will be delivered to Purchaser solely to assist Purchaser in determining the feasibility of purchasing the Property. Each party hereto may discuss such matters with and disclose such matters to its accountants, attorneys, existing or prospective lenders or equity sources, investment bankers, underwriters, rating agencies, partners, consultants and other advisors to the extent such parties reasonably need to know such information and as reasonably necessary in connection with any Approvals. Additionally, each party may discuss and disclose such matters to the extent necessary to comply with any law or interpretation thereof or court order. Any press release to be made regarding any matter which is the subject of the confidentiality obligation created in this Section shall be subject to the reasonable approval of Purchaser and Seller, respectively both as to timing and content, and under no circumstances will either party publicly disclose the financial terms of this Agreement, including the Purchase Price, unless required by law.

11.10 Municipal Utility District Notice. The Property is located within the boundaries of the Bridgestone Municipal Utility District. Purchaser acknowledges receipt of the notice attached hereto as Exhibit “C” and has reviewed the content of such notice at or prior to execution of a binding contract for the purchase of the real property described in Exhibit “A” hereto. The notice attached hereto as Exhibit “C” shall be executed by Purchaser and Seller at Closing.

11.11 Separate Tax Lot. Purchaser and Seller intend that the Property constitute and be assessed as a tax lot separate and distinct from Seller’s contiguous property. Purchaser shall provide the Harris County Appraisal District (the “District”) with a copy of the recorded Deed promptly after Closing and otherwise notify the District of the sale and make application to the District for a separate tax account to be created with respect to the Property. The provisions of this Section 11.11 shall survive the Closing and shall not merge therewith.

11.12 Zoning and Platting. Purchaser shall not attempt to obtain any final zoning change, modification or variance or the filing of any final plat for the Property or any part thereof at any time prior to the Closing Date without Seller’s prior written consent, not to be unreasonably withheld; provided, however, that Purchaser may seek approvals for a new plat of the Property prior to Closing. If the Property or any portion thereof is required to be platted or replatted prior to Purchaser’s development thereof in order to comply with any applicable state, county, or municipal subdivision laws, regulations, or ordinances (collectively, the “Subdivision Laws”), then Purchaser may prepare such plat or replat at its sole cost and expense; provided, however, any recordation of such plat shall not occur until after the Deed is recorded. In any event, Purchaser covenants and agrees not to seek approval of any zoning modification which would be binding upon the Retail Tract without the prior consent of Seller. The provisions of this Section 11.12 shall survive the Closing and shall not merge therewith.

11.13 DISCLOSURE REGARDING POTENTIAL ANNEXATION. THE PROPERTY IS LOCATED IN THE EXTRATERRITORIAL JURISDICTION OF THE CITY OF SPRING. IF THE PROPERTY IS LOCATED OUTSIDE THE LIMITS OF A MUNICIPALITY, SELLER NOTIFIES PURCHASER UNDER §5.011, TEXAS PROPERTY CODE, THAT THE PROPERTY MAY NOW OR LATER BE INCLUDED IN THE EXTRATERRITORIAL JURISDICTION OF A MUNICIPALITY AND MAY NOW OR LATER BE SUBJECT TO ANNEXATION BY THE MUNICIPALITY. EACH MUNICIPALITY MAINTAINS A MAP THAT DEPICTS ITS BOUNDARIES AND EXTRATERRITORIAL JURISDICTION. TO DETERMINE IF THE PROPERTY IS LOCATED WITHIN A MUNICIPALITY’S EXTRATERRITORIAL JURISDICTION OR IS LIKELY TO BE LOCATED WITHIN A MUNICIPALITY’S EXTRATERRITORIAL JURISDICTION, CONTACT ALL MUNICIPALITIES LOCATED IN THE GENERAL PROXIMITY OF THE PROPERTY FOR FURTHER INFORMATION.

[Signatures Follow]

SELLER:

Grand-Kuykendahl, Ltd., a Texas limited partnership

By:	Hopkins Retail, Inc., a Texas corporation its general partner

	By:	/s/ Michael Hopkins
	Name:	Michael J. Hopkins
	Title:	President

PURCHASER:
MCRT Investments LLC

By:	/s/ Jeb Cox
Jeb Cox, Vice President

ACKNOWLEDGMENT BY TITLE COMPANY

Fidelity National Title Company hereby: (i) acknowledges receipt of the foregoing Agreement, on this the 18 day of March, 2012 (the “Effective Date”), (ii) agrees to hold the Earnest Money pursuant to the Agreement and deliver the Earnest Money to Purchaser or Seller in accordance with the terms and provisions of this Agreement, and (iii) agrees to perform all of its obligations pursuant to the Agreement.

TITLE COMPANY:

Fidelity National Title Company

By:	/s/ Sam Smith
Name:	Sam Smith
Title:	VP – Commercial Division Manager

Exhibit “A”

Legal Description

[Omitted as not necessary to an understanding of the Agreement]

Exhibit “B”

[Omitted as not necessary to an understanding of the Agreement]

EXHIBIT “C”

FORM OF MUNICIPAL UTILTY DISTRTIC NOTICE

[Omitted as not necessary to an understanding of the Agreement]

EXHIBIT A

(Property Description)

[Omitted as not necessary to an understanding of the Agreement]

FIRST AMENDMENT TO

REAL ESTATE PURCHASE AGREEMENT

This FIRST AMENDMENT TO REAL ESTATE PURCHASE AGREEMENT (this “Amendment”) is made and entered into as of June 12, 2013 (the “Effective Date”) by and between MCRT INVESTMENTS, LLC, a Delaware limited liability company (“Purchaser”) and GRAND-KUYKENDAHL, LTD., a Texas limited partnership (“Seller”).

RECITALS:

WHEREAS, Purchaser and Seller entered into that certain Real Estate Purchase Agreement dated March 18, 2013 (the “Contract”) for the purchase and sale of certain real property described therein (the “Property”); and

WHEREAS, Purchaser and Seller desire to amend the Contract in certain particulars, as hereinafter set forth.

NOW, THEREFORE, for and in consideration of Ten and 00/100 Dollars ($10.00), cash in hand paid, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Purchaser and Seller hereby agree as follows:

1. Any and all capitalized terms used but not otherwise defined in this Amendment shall have meanings ascribed to such terms in the Contract.

2. Section 4.01 of the Contract is hereby amended to provide that the Feasibility Period shall expire on August 15, 2013.

3. Section 5.03(iii) of the Contract is hereby amended to read as follows:

(iii) Certain uses will be prohibited on the Retail Tract, such as adult oriented businesses, and non-residential uses will be prohibited on the Property, nor will the Property be permitted to be used or developed as a mobile home park (other than temporary construction trailers); in addition, the construction of any residential improvements on the Retail Tract shall not be permitted to commence until at least the second (2nd) anniversary of the Closing Date

4. In the event of a conflict between the terms of the Contract and the terms of this Amendment, the terms of this Amendment shall control. The Contract, as amended hereby, is in full force and effect and is hereby ratified and reinstated by the parties.

5. This Amendment may be executed by facsimile or PDF and in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

SELLER:

Grand-Kuykendahl, Ltd., a Texas limited partnership

By:	Hopkins Retail, Inc., a Texas corporation its general partner

	By:	/s/ Michael Hopkins
Michael J. Hopkins, President

PURCHASER:

MCRT INVESTMENTS, LLC, a Delaware limited liability company

By:	/s/ Jeb Cox
Jeb Cox, Vice President

SECOND AMENDMENT TO

REAL ESTATE PURCHASE AGREEMENT

This SECOND AMENDMENT TO REAL ESTATE PURCHASE AGREEMENT (this “Amendment”) is made and entered into as of August 9, 2013 (the “Effective Date”) by and between MCRT INVESTMENTS LLC, a Delaware limited liability company (“Purchaser”) and GRAND-KUYKENDAHL, LTD., a Texas limited partnership (“Seller”).

RECITALS:

WHEREAS, Purchaser and Seller entered into that certain Real Estate Purchase Agreement dated March 18, 2013, as amended by that certain first amendment dated June 12, 2013 (collectively, the “Contract”) for the purchase and sale of certain real property described therein (the “Property”); and

WHEREAS, Purchaser and Seller desire to amend the Contract in certain particulars, as hereinafter set forth.

NOW, THEREFORE, for and in consideration of Ten and 00/100 Dollars ($10.00), cash in hand paid, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Purchaser and Seller hereby agree as follows:

1. Any and all capitalized terms used but not otherwise defined in this Amendment shall have meanings ascribed to such terms in the Contract.

2. Section 4.01 of the Contract is hereby amended to provide that the Feasibility Period shall expire on August 22, 2013.

3. In the event of a conflict between the terms of the Contract and the terms of this Amendment, the terms of this Amendment shall control. The Contract, as amended hereby, is in full force and effect and is hereby ratified and reinstated by the parties.

4. This Amendment may be executed by facsimile or PDF and in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

SELLER:

GRAND-KUYKENDAHL, LTD., a Texas limited partnership

By:	Hopkins Retail, Inc., a Texas corporation its general partner

	By:	/s/ Michael Hopkins
	Name:	Michael Hopkins
	Title:	President

PURCHASER:

MCRT INVESTMENTS LLC, a Delaware limited liability company

By:	/s/ Jeb Cox
Jeb Cox, Vice President

THIRD AMENDMENT TO

REAL ESTATE PURCHASE AGREEMENT

This THIRD AMENDMENT TO REAL ESTATE PURCHASE AGREEMENT (this “Amendment”) is made and entered into as of August 22, 2013 (the “Effective Date”) by and between MCRT INVESTMENTS LLC, a Delaware limited liability company (“Purchaser”) and GRAND-KUYKENDAHL, LTD., a Texas limited partnership (“Seller”).

RECITALS:

WHEREAS, Purchaser and Seller entered into that certain Real Estate Purchase Agreement dated March 18, 2013, as amended by that certain first amendment dated June 12, 2013, and as amended by that certain second amendment dated August 9, 2013 (collectively, the “Contract”) for the purchase and sale of certain real property described therein (the “Property”); and

WHEREAS, Purchaser and Seller desire to amend the Contract in certain particulars, as hereinafter set forth.

NOW, THEREFORE, for and in consideration of Ten and 00/100 Dollars ($10.00), cash in hand paid, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Purchaser and Seller hereby agree as follows:

1. Any and all capitalized terms used but not otherwise defined in this Amendment shall have meanings ascribed to such terms in the Contract.

2. Section 4.01 of the Contract is hereby amended to provide that the Feasibility Period shall expire on September 23, 2013.

3. Section 7.01 of the Contract is hereby amended to remove one of the 30 day extensions, so that Purchaser now has a single 30 day extension.

4. In the event of a conflict between the terms of the Contract and the terms of this Amendment, the terms of this Amendment shall control. The Contract, as amended hereby, is in full force and effect and is hereby ratified and reinstated by the parties.

5. This Amendment may be executed by facsimile or PDF and in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first written above.

SELLER:

GRAND-KUYKENDAHL, LTD., a Texas limited partnership

By:	Hopkins Retail, Inc., a Texas corporation its general partner

	By:	/s/ Michael Hopkins
	Name:	Mike Hopkins
	Title:	President

PURCHASER:

MCRT INVESTMENTS LLC, a Delaware limited liability company

By:	/s/ Jeb Cox
Jeb Cox, Vice President

FOURTH AMENDMENT TO

REAL ESTATE PURCHASE AGREEMENT

This FOURTH AMENDMENT TO REAL ESTATE PURCHASE AGREEMENT (this “Amendment”) is made and entered into as of December 9, 2013 (the “Effective Date”) by and between MCRT INVESTMENTS LLC, a Delaware limited liability company (“Purchaser”) and GRAND-KUYKENDAHL, LTD., a Texas limited partnership (“Seller”).

RECITALS:

WHEREAS, Purchaser and Seller entered into that certain Real Estate Purchase Agreement dated March 18, 2013, as amended by that certain first amendment dated June 12, 2013, and as amended by that certain second amendment dated August 9, 2013, and as amended by that certain third amendment dated August 22, 2013 (collectively, the “Contract”) for the purchase and sale of certain real property described therein (the “Property”); and

WHEREAS, Purchaser and Seller desire to amend the Contract in certain particulars, as hereinafter set forth.

NOW, THEREFORE, for and in consideration of Ten and 00/100 Dollars ($10.00), cash in hand paid, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Purchaser and Seller hereby agree as follows:

1. Any and all capitalized terms used but not otherwise defined in this Amendment shall have meanings ascribed to such terms in the Contract.

2. Section 7.01 of the Contract is hereby amended to provide that the Closing Date shall be December 31, 2013. Within two business days of the full execution of this Amendment, Purchaser shall deliver a sum in the amount of $15,000 of additional Earnest Money (the “Extension Earnest Money”) to the Title Company. The Extension Earnest Money shall be non-refundable except for a Seller default and will be applicable to the Purchase Price at Closing.

3. In the event of a conflict between the terms of the Contract and the terms of this Amendment, the terms of this Amendment shall control. The Contract, as amended hereby, is in full force and effect and is hereby ratified and reinstated by the parties.

4. This Amendment may be executed by facsimile or PDF and in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

[Signature Page Follows]

1

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first written above.

SELLER:

GRAND-KUYKENDAHL, LTD., a Texas limited partnership

By:	Hopkins Retail, Inc., a Texas corporation its general partner

	By:	/s/ Michael Hopkins
	Name:	Michael Hopkins
	Title:	President

PURCHASER:

MCRT INVESTMENTS LLC, a Delaware limited liability company

By:	/s/ Jeb Cox
Jeb Cox, Vice President

2